Exhibit 10.1

THIRD MODIFICATION AGREEMENT

This Third Modification Agreement (“Agreement”) is made as of June 21, 2009 among ONE VOICE TECHNOLOGIES INC., a Nevada corporation (“One Voice”), ALPHA CAPITAL ANSTALT (“Alpha”) and WHALEHAVEN CAPITAL FUND LIMITED (“Whalehaven”).

WHEREAS, the parties entered into a Loan Agreement and Revolving Credit Note dated as of December 21, 2006 (“Loan Agreement”), as amended pursuant to various “Amendments”, relating to a revolving line of credit in an aggregate amount of up to $2,997,000, as amended and as may be further amended, and a Modification Agreement and a Second Modification Agreement dated as of December 21, 2007 and June 21, 2008 (“Modification Agreements”), respectively; and

WHEREAS, it is in the interest of the parties to extend the Term, as defined in Section 13.1 of the Loan Agreement, as amended, to increase the aggregate revolving line of credit to $2,997,252, and to modify the conversion price contained in Section 1.3 of the Second Amendment of Loan Agreement and Revolving Credit Note (“Second Amendment”).

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, it is agreed that the Term, as defined in Section 13.1 of the Loan Agreement and in the Modification Agreements, be extended to June 21, 2011.

Section 1.3 of the Second Amendment will be deleted and replaced with the following:

“The foregoing notwithstanding, Interest and principal shall be payable in restricted shares of Debtor’s Common Stock valued at $0.001.”

For the next six months commencing July, 2009 through December, 2009, each of Alpha and Whalehaven agree to loan One Voice the sum of $21,000 for an aggregate of $42,000 each month (which aggregate dollar amount of $252,000 has been reflected in the aggregate revolving line of credit amount of $2,997,252).

All other terms and conditions of the Loan Agreement and Revolving Credit Note, as amended and/or modified, shall remain in full force and effect.  All the capitalized terms employed herein shall have the meanings attributed to them in the Loan Agreement, Revolving Credit Note, Amendments and Modification Agreements and the documents and agreements delivered therewith.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.  This Agreement shall be subject to the same choice of law, venue jurisdiction, and notice provisions as are applicable to the Loan Agreement and Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

ONE VOICE TECHNOLOGIES, INC.

By:______________________________________

ALPHA CAPITAL ANSTALT	WHALEHAVEN CAPITAL FUND LIMITED

By:______________________________________	By:___________________________________